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                                                                   EXHIBIT 99.2


September 10, 1996                                             Company Contact:
Santa Ana, CA
                                                                   Bikers Dream
                                                           Donald J. Duffy, CEO
                                                                 (714) 835-8464






                         BIKERS DREAM ANNOUNCES CHANGES
                         TO ITS DIRECTORS AND OFFICERS


        Bikers Dream, Inc. (NASDAQ-BB-1-BIKR) announced that the Board of Directors appointed Donald J. Duffy and Rowland W. Day II as co-chairman and co-chief executive officers. Messrs Duffy and Day are currently directors of the Company.

        The Company also announced that Richard King, Jr. resigned as a director and as secretary of the Company.

        Bikers Dream is the nations largest purveyor of pre-owned
Harley-Davidson motorcycles. Company stores average 10,000 square feet and offer a wide array of used Harley-Davidson motorcycles as well as thousands of parts and accessories and an extensive line of wearing apparel. The stores provide complete service and are open seven days a week.